UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
October 5, 2011

Unigene Laboratories, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-16005	22-2328609
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation or organization)		Identification No.)

81 Fulton Street, Boonton, New Jersey	07005
(Address of principal executive offices)	(Zip Code)

(973) 265-1100
(Registrant’s telephone number, including area code)

Not Applicable
(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Common Stock and Option Purchase Agreement

On October 5, 2011, the Company entered into a Common Stock Purchase and Option Agreement (the “Purchase Agreement”) with Den Danske Forskiningsfond, a Danish Foundation (“DDF”).  Pursuant to the Purchase Agreement, DDF acquired 1,691,729 shares (the “First Tranche Shares”) of common stock, par value $0.01 per share (“Common Stock”) from the Company for an aggregate purchase price of $1,500,000.00.

On or before March 15, 2012 (the “Second Tranche Closing Date”), DDF has the option to acquire for $1,500,000 (the “Second Tranche Purchase Price”), a number of shares of Common Stock (the “Second Tranche Shares”) from the Company equal to the quotient obtained by dividing $1,500,000 by the “Reported Price”, defined as the average of the closing bid price of the Common Stock on the OTC Bulletin Board for the thirty consecutive trading days ending on the last trading day immediately preceding the date DDF acquires such shares.  Upon the occurrence of certain events, the Company may require DDF to acquire the Second Tranche Shares for the Second Tranche Purchase Price.

On or before June 30, 2012 (the “DDF Option Closing Date”), DDF has the option to acquire, for $3,000,000 (the “DDF Option Purchase Price”), a number of shares of Common Stock (the “DDF Option Shares” and together with the First Tranche Shares and Second Tranche Shares the “Shares”) from the Company equal to the quotient obtained by dividing $3,000,000 by the average of the Reported Price for the thirty consecutive trading days ending on the last trading day immediately preceding the date DDF acquires such shares.  However, DDF must acquire the Second Tranche Shares before exercising its option to acquire the DDF Option Shares.

Any shares acquired pursuant to the Purchase Agreement are subject to resale restrictions for twelve (12) months from the date of acquisition.  DDF also grants to the Company a right of first refusal permitting the Company to purchase all or any portion of the shares acquired pursuant to the Purchase Agreement, with limited exceptions for transfers to a controlled affiliate of DDF or Nordic Bioscience A/S.

The Purchase Agreement also contains a customary standstill applicable to DDF, its affiliates, officers, directors and employees, such restrictions applicable through October 2, 2012.  In addition, the Purchase Agreement contains customary representations, warranties, covenants, closing conditions and indemnification and termination provisions.

Item 3.02 Unregistered Sales of Equity Securities

Pursuant to the Purchase Agreement (as defined above), the Company agreed to issue and sell to DDF, and DDF agreed to purchase, the First Tranche Shares for an aggregate purchase price of $1,500,000.00.  In addition, the Purchase Agreement provides for the issuance and sale of the Second Tranche Shares and DDF Option Shares pursuant to the terms and conditions set forth therein.  The First Tranche Shares were issued, and the Second Tranche Shares and DDF Option Shares will be issued, in a private placement transaction exempt from registration pursuant to Section 4(2) of the Securities Act of 1993, as amended.

Forward Looking Statements

Certain statements in this Report are forward-looking statements that involve a number of risks and uncertainties. Such forward-looking statements include statements about the private placement of Common Stock described herein. For such statements, the Company claims the protection of the Private Securities Litigation Reform Act of 1995. Actual events or results may differ materially from the Company’s expectations. Factors that could cause actual results to differ materially from those stated or implied by the Company’s forward-looking statements are disclosed in its filings with the Commission. These forward-looking statements represent the Company’s judgment as of the time of this report. The Company disclaims any intent or obligation to update these forward-looking statements, other than as may be required under applicable law.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.       Description

99.1           Press release dated October 6, 2011, issued by Unigene Laboratories, Inc. entitled, “Unigene’s Leading Peptide Development Expertise Endorsed with Strategic Equity Investment of up to $6 Million by Industry Legend Dr. Claus Christiansen”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNIGENE LABORATORIES, INC.

By:	/s/Gregory Mayes
Gregory Mayes, Vice President of Corporate Development and General Counsel
Date: October 6, 2011

EXHIBIT INDEX

Exhibit No.       Description

99.1           Press release dated October 6, 2011, issued by Unigene Laboratories, Inc. entitled, “Unigene’s Leading Peptide Development Expertise Endorsed with Strategic Equity Investment of up to $6 Million by Industry Legend Dr. Claus Christiansen”